UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2020
Date of Report (Date of earliest event reported)

STEIN MART, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20052	64-0466198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1200 Riverplace Blvd., Jacksonville, Florida 32207
(Address of principal executive offices, including Zip Code)

(904) 346-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SMRT	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On March 31, 2020, Stein Mart, Inc. (“Stein Mart,” or the “Company”) issued a press release announcing that it is implementing significant actions to mitigate the ongoing impact of COVID-19 on its cash flow to protect its business and associates for the long-term. These actions include temporarily reducing the salaries of executive management by 20 percent and suspending the compensation of its Board of Directors. Further actions are detailed in Item 8.01 of this Form 8-K and the press release attached as Exhibit 99.1, which is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
In addition to the actions disclosed in Item 5.02 of this Form 8-K, the press release issued on March 31, 2020 announced additional actions taken by the Company related to the COVID-19 pandemic:
▪Extending the temporary closure of all stores beyond the previously announced March 31 date. As the situation continues to evolve rapidly, Stein Mart is not currently able to predict when the stores will reopen.
▪Furloughing most store associates and a significant number of associates in its supply chain network and corporate offices.
▪Temporarily reducing the salaries of associates not furloughed.
▪Working with their vendors and landlords to negotiate temporary terms.
The press release attached as Exhibit 99.1 is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
99.1   Press Release dated March 31, 2020.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date:	March 31, 2020	By:	/s/ James B. Brown
James B. Brown
Executive Vice President and Chief Financial Officer